Exhibit 99.1

Boeing Reports First-Quarter Results
▪Continued progress on safe return to service of 737 MAX; resumed 787 deliveries in late March
▪Revenue of $15.2 billion, GAAP loss per share of ($0.92) and core (non-GAAP)* loss per share of ($1.53)
▪Operating cash flow of ($3.4) billion; cash and marketable securities of $21.9 billion
▪Total backlog grew to $364 billion; Commercial Airplanes added 76 net orders

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2021	2020	Change

Revenues	$15,217	$16,908	(10)%

GAAP
Loss From Operations	($83)	($1,353)	NM
Operating Margin	(0.5)%	(8.0)%	NM
Net Loss	($561)	($641)	NM
Loss Per Share	($0.92)	($1.11)	NM
Operating Cash Flow	($3,387)	($4,302)	NM
Non-GAAP*
Core Operating Loss	($353)	($1,700)	NM
Core Operating Margin	(2.3)%	(10.1)%	NM
Core Loss Per Share	($1.53)	($1.70)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    CHICAGO, April 28, 2021 – The Boeing Company [NYSE: BA] reported first-quarter revenue of $15.2 billion, primarily driven by lower 787 deliveries and commercial services volume, partially offset by higher 737 deliveries and higher KC-46A Tanker revenue (Table 1). GAAP loss per share of ($0.92) and core loss per share (non-GAAP)* of ($1.53) reflect year-over-year KC-46A Tanker improvement, higher 737 deliveries, and lower commercial airplanes period costs, partially offset by lower tax benefits and higher interest expense. Boeing recorded operating cash flow of ($3.4) billion.
    "I am proud of the progress our global team made across our business in the first quarter as we continued to transform our enterprise, strengthen our safety processes, and sustain critical investments for our future,” said Boeing President and Chief Executive Officer Dave Calhoun. “While the global pandemic continues to challenge the overall market environment, we view 2021 as a key inflection point for our industry as vaccine distribution accelerates and we work together across government and industry to help enable a robust recovery. Our balanced commercial, defense, space and services portfolio continues to provide critical stability for our business – and we remain focused on safety, quality and integrity as we deliver on our customer commitments.”

Table 2. Cash Flow	First Quarter
(Millions)	2021	2020
Operating Cash Flow	($3,387)	($4,302)
Less Additions to Property, Plant & Equipment	($291)	($428)
Free Cash Flow*	($3,678)	($4,730)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    Operating cash flow improved to ($3.4) billion in the quarter, reflecting timing of receipts and expenditures and higher 737 deliveries, partially offset by lower 787 deliveries and lower advance payments (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 21	Q4 20
Cash	$7.0	$7.8
Marketable Securities[1]	$14.9	$17.8
Total	$21.9	$25.6
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$62.0	$62.0
Boeing Capital, including intercompany loans	$1.6	$1.6
Total Consolidated Debt	$63.6	$63.6
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities decreased to $21.9 billion, compared to $25.6 billion at the beginning of the quarter, primarily driven by operating cash outflows (Table 3). The company refinanced $9.8 billion of debt in the quarter. Additionally, the company increased its revolving credit facilities by $5.3 billion to a total of $14.8 billion, which remain undrawn.
    Total company backlog at quarter-end was $364 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2021	2020	Change

Commercial Airplanes Deliveries	77	50	54%

Revenues	$4,269	$6,205	(31)%
Loss from Operations	($856)	($2,068)	NM
Operating Margin	(20.1)%	(33.3)%	NM
Commercial Airplanes first-quarter revenue decreased to $4.3 billion, driven by lower 787 deliveries, partially offset by higher 737 deliveries (Table 4). First-quarter operating margin improved to (20.1) percent, primarily due to higher 737 deliveries and lower period costs.
Boeing is continuing to make progress on the safe return to service of the 737 MAX worldwide. In addition, we are working closely with the FAA and our customers to address electrical issues identified in certain locations in the flight deck of select 737 MAX airplanes. Since the FAA's approval to return the 737 MAX to operations in November 2020, Boeing has delivered more than 85 737 MAX aircraft and 21 airlines have returned their fleets to service, safely flying more than 26,000 revenue flights totaling over 58,500 flight hours (as of April 26, 2021). The 737 program is currently producing at a low rate and continues to expect to gradually increase production to 31 per month in early 2022 with further gradual increases to correspond with market demand. The company will continue to assess the production rate plan as it monitors the market environment and engages in customer discussions.
The company also resumed 787 deliveries in late March, following comprehensive reviews to ensure each airplane meets the company’s highest standards. During the quarter, the 787 program consolidated final assembly to Boeing South Carolina and transitioned to the previously announced production rate of 5 aircraft per month.
Commercial Airplanes continues to work closely with global regulators on all aspects of 777X development, including its rigorous test program, and the company still expects to deliver the first 777X in late 2023. As previously announced, the combined 777/777X production rate is transitioning to 2 aircraft per month.
Commercial Airplanes secured orders for 100 737 aircraft from Southwest Airlines, 25 737 aircraft from United Airlines, 23 737 aircraft from Alaska Airlines, and four 747 freighter aircraft from Atlas Air. Commercial Airplanes delivered 77 airplanes during the quarter and backlog included over 4,000 airplanes valued at $283 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2021	2020	Change

Revenues	$7,185	$6,042	19%
Earnings from Operations	$405	($191)	NM
Operating Margin	5.6%	(3.2)%	NM
    Defense, Space & Security first-quarter revenue increased to $7.2 billion and first-quarter operating margin increased to 5.6 percent, primarily reflecting higher KC-46A Tanker revenue due to orders for 27 aircraft and the absence of charges related to the program, partially offset by a pre-tax charge of $318 million on the VC-25B program largely due to COVID-19 impacts and performance issues at a key supplier.
    During the quarter, Defense, Space & Security was awarded Lots 6 and 7 contracts for 27 KC-46A Tanker aircraft for the U.S. Air Force, a contract for 11 P-8A Poseidon aircraft for the U.S. Navy and the Royal Australian Air Force, and contracts for six Bell Boeing V-22 Osprey rotorcraft for the U.S. Navy and the U.S. Air Force. Defense, Space & Security completed first flight and delivery of the F-15EX for the U.S. Air Force, successfully conducted the Space Launch System Green Run hot fire test, and began production of the T-7A Red Hawk Advanced Trainer. Other highlights for the quarter include first flight of the uncrewed Loyal Wingman aircraft for the Royal Australian Air Force and the first flight of the Japan KC-46 Tanker aircraft.
     Backlog at Defense, Space & Security was $61 billion, of which 31 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2021	2020	Change

Revenues	$3,749	$4,628	(19)%
Earnings from Operations	$441	$708	(38)%
Operating Margin	11.8%	15.3%	(3.5) Pts
    Global Services first-quarter revenue decreased to $3.7 billion and first-quarter operating margin decreased to 11.8 percent primarily driven by lower commercial services volume due to COVID-19.
    During the quarter, Global Services was awarded a ground support equipment and logistics contract for the Royal Moroccan Air Force, as well as a contract for F/A-18 and AV-8B avionics equipment repair for the U.S. Navy. Global Services also delivered the 50th 737-800 Boeing Converted Freighter and inducted the EA-18G Growler for the U.S. Navy Modification Program.

Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2021	2020
Revenues
Boeing Capital	$60	$65
Unallocated items, eliminations and other	($46)	($32)
(Loss)/Earnings from Operations
Boeing Capital	$21	$24
FAS/CAS service cost adjustment	$270	$347
Other unallocated items and eliminations	($364)	($173)
Other income, net	$190	$112
Interest and debt expense	($679)	($262)
Effective tax rate	1.9%	57.4%
    At quarter-end, Boeing Capital's net portfolio balance was $1.9 billion. The change in loss from other unallocated items and eliminations was primarily due to increased deferred compensation and share-based plan expense as compared to the first quarter 2020. Interest and debt expense increased due to higher debt balances. The first quarter 2021 effective tax rate primarily reflects a benefit from the impact of pre-tax losses largely offset by adjustments to the valuation allowance and true-ups to tax benefits previously recorded in 2020.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of remaining 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and increased considerations to customers and suppliers; (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our or our customers’ information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; and (24) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31
(Dollars in millions, except per share data)	2021	2020
Sales of products	$12,518	$14,191
Sales of services	2,699	2,717
Total revenues	15,217	16,908

Cost of products	(11,632)	(14,713)
Cost of services	(2,167)	(2,043)
Boeing Capital interest expense	(9)	(12)
Total costs and expenses	(13,808)	(16,768)
	1,409	140
Income/(loss) from operating investments, net	37	(2)
General and administrative expense	(1,032)	(873)
Research and development expense, net	(499)	(672)
Gain on dispositions, net	2	54
Loss from operations	(83)	(1,353)
Other income, net	190	112
Interest and debt expense	(679)	(262)
Loss before income taxes	(572)	(1,503)
Income tax benefit	11	862
Net loss	(561)	(641)
Less: net loss attributable to noncontrolling interest	(24)	(13)
Net loss attributable to Boeing Shareholders	($537)	($628)

Basic loss per share	($0.92)	($1.11)

Diluted loss per share	($0.92)	($1.11)

Weighted average diluted shares (millions)	585.4	565.9

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2021	December 31 2020
Assets
Cash and cash equivalents	$7,059	$7,752
Short-term and other investments	14,861	17,838
Accounts receivable, net	2,356	1,955
Unbilled receivables, net	8,785	7,995
Current portion of customer financing, net	93	101
Inventories	82,668	81,715
Other current assets, net	4,123	4,286
Total current assets	119,945	121,642
Customer financing, net	1,895	1,936
Property, plant and equipment, net of accumulated depreciation of $20,792 and $20,507	11,643	11,820
Goodwill	8,074	8,081
Acquired intangible assets, net	2,773	2,843
Deferred income taxes	79	86
Investments	980	1,016
Other assets, net of accumulated amortization of of $917 and $729	4,646	4,712
Total assets	$150,035	$152,136
Liabilities and equity
Accounts payable	$12,410	$12,928
Accrued liabilities	20,553	22,171
Advances and progress billings	50,908	50,488
Short-term debt and current portion of long-term debt	6,021	1,693
Total current liabilities	89,892	87,280
Deferred income taxes	908	1,010
Accrued retiree health care	4,077	4,137
Accrued pension plan liability, net	13,968	14,408
Other long-term liabilities	1,477	1,486
Long-term debt	57,554	61,890
Total liabilities	167,876	170,211
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	8,155	7,787
Treasury stock, at cost - 427,806,081 and 429,941,021 shares	(52,395)	(52,641)
Retained earnings	38,073	38,610
Accumulated other comprehensive loss	(16,952)	(17,133)
Total shareholders’ deficit	(18,058)	(18,316)
Noncontrolling interests	217	241
Total equity	(17,841)	(18,075)
Total liabilities and equity	$150,035	$152,136

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2021	2020
Cash flows – operating activities:
Net loss	($561)	($641)
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	321	55
Treasury shares issued for 401(k) contribution	306
Depreciation and amortization	536	556
Investment/asset impairment charges, net	16	26
Gain on dispositions, net	(2)	(54)
Other charges and credits, net	35	97
Changes in assets and liabilities –
Accounts receivable	(394)	(54)
Unbilled receivables	(790)	(402)
Advances and progress billings	421	1,337
Inventories	(680)	(2,973)
Other current assets	153	328
Accounts payable	(819)	(1,030)
Accrued liabilities	(1,615)	(583)
Income taxes receivable, payable and deferred	(34)	(892)
Other long-term liabilities	(84)	(69)
Pension and other postretirement plans	(265)	(179)
Customer financing, net	46	23
Other	23	153
Net cash used by operating activities	(3,387)	(4,302)
Cash flows – investing activities:
Property, plant and equipment additions	(291)	(428)
Property, plant and equipment reductions	2	58
Contributions to investments	(9,688)	(244)
Proceeds from investments	12,738	227
Other	3	8
Net cash provided/(used) by investing activities	2,764	(379)
Cash flows – financing activities:
New borrowings	9,814	17,433
Debt repayments	(9,847)	(5,854)
Stock options exercised	23	21
Employee taxes on certain share-based payment arrangements	(38)	(162)
Dividends paid		(1,158)
Net cash (used)/provided by financing activities	(48)	10,280
Effect of exchange rate changes on cash and cash equivalents, including restricted	(18)	(47)
Net (decrease)/increase in cash & cash equivalents, including restricted	(689)	5,552
Cash & cash equivalents, including restricted, at beginning of year	7,835	9,571
Cash & cash equivalents, including restricted, at end of period	7,146	15,123
Less restricted cash & cash equivalents, included in Investments	87	84
Cash and cash equivalents at end of period	$7,059	$15,039

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2021	2020
Revenues:
Commercial Airplanes	$4,269	$6,205
Defense, Space & Security	7,185	6,042
Global Services	3,749	4,628
Boeing Capital	60	65
Unallocated items, eliminations and other	(46)	(32)
Total revenues	$15,217	$16,908
Loss from operations:
Commercial Airplanes	($856)	($2,068)
Defense, Space & Security	405	(191)
Global Services	441	708
Boeing Capital	21	24
Segment operating earnings/(loss)	11	(1,527)
Unallocated items, eliminations and other	(364)	(173)
FAS/CAS service cost adjustment	270	347
Loss from operations	(83)	(1,353)
Other income, net	190	112
Interest and debt expense	(679)	(262)
Loss before income taxes	(572)	(1,503)
Income tax benefit	11	862
Net loss	(561)	(641)
Less: Net loss attributable to noncontrolling interest	(24)	(13)
Net loss attributable to Boeing Shareholders	($537)	($628)
Research and development expense, net:
Commercial Airplanes	$269	$425
Defense, Space & Security	163	163
Global Services	25	30
Other	42	54
Total research and development expense, net	$499	$672
Unallocated items, eliminations and other:
Share-based plans	($128)	($18)
Deferred compensation	(52)	193
Amortization of previously capitalized interest	(22)	(23)
Research and development expense, net	(42)	(54)
Eliminations and other unallocated items	(120)	(271)
Sub-total (included in core operating loss)	(364)	(173)
Pension FAS/CAS service cost adjustment	193	255
Postretirement FAS/CAS service cost adjustment	77	92
FAS/CAS service cost adjustment	$270	$347
Total	($94)	$174

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2021	2020
737	63	5
747	1	—
767	5	10
777	6	6
787	2	29
Total	77	50
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	9	2
AH-64 Apache (Remanufactured)	15	14
CH-47 Chinook (New)	3	9
CH-47 Chinook (Renewed)	3	1
F-15 Models	3	—
F/A-18 Models	4	5
KC-46A Tanker	2	5
P-8 Models	3	3

Total backlog (Dollars in millions)	March 31 2021	December 31 2020
Commercial Airplanes	$282,621	$281,588
Defense, Space & Security	61,269	60,847
Global Services	19,614	20,632
Unallocated items, eliminations and other	349	337
Total backlog	$363,853	$363,404

Contractual backlog	$341,692	$339,309
Unobligated backlog	22,161	24,095
Total backlog	$363,853	$363,404

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter 2021		First Quarter 2020
	$ millions	Per Share	$ millions	Per Share
Revenues	15,217		16,908
Loss from operations (GAAP)	(83)		(1,353)
Operating margin (GAAP)	(0.5)%		(8.0)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(193)		(255)
Postretirement FAS/CAS service cost adjustment	(77)		(92)
FAS/CAS service cost adjustment	(270)		(347)
Core operating loss (non-GAAP)	($353)		($1,700)
Core operating margin (non-GAAP)	(2.3)%		(10.1)%

Diluted loss per share (GAAP)		($0.92)		($1.11)
Pension FAS/CAS service cost adjustment	($193)	(0.33)	($255)	(0.45)
Postretirement FAS/CAS service cost adjustment	(77)	(0.13)	(92)	(0.16)
Non-operating pension expense	(177)	(0.30)	(87)	(0.16)
Non-operating postretirement expense	(5)	(0.01)	13	0.02
Provision for deferred income taxes on adjustments [1]	95	0.16	88	0.16
Subtotal of adjustments	($357)	($0.61)	($333)	($0.59)
Core loss per share (non-GAAP)		($1.53)		($1.70)

Weighted average diluted shares (in millions)		585.4		565.9
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.